UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2006

GILDER ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51038	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey 08852
(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

ITEM 4.01. Changes in Registrant’s Certifying Accountant

On June 30, 2006, immediately following the closing of the merger, our Board of Directors dismissed BDO Dunwoody LLP as our independent accountants and, also on June 30, 2006, engaged WithumSmith+Brown, the accountants of MedaSorb prior to the merger, as our new independent accountants.

The audit reports of BDO Dunwoody on the financial statements of Gilder Enterprises, Inc. as of May 31, 2005 and 2004 and for the years then ended did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports were prepared assuming “the Company will continue as a going concern” and stated that “as discussed in Note 1 to the consolidated financial statements, the Company had accumulated operating losses of $169,199 since its inception and has a working capital deficit of $67,768. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plan in regard to these matters are described in Note 1.  These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty”.

During the two most recent fiscal years of Gilder Enterprises, Inc. and the subsequent interim period through the date of their dismissal, there were no disagreements between Gilder Enterprises, Inc. and BDO Dunwoody as to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Dunwoody, would have caused BDO Dunwoody to make reference in their reports on the financial statements for such years to the subject matter of the disagreement.

BDO Dunwoody has been provided with a copy of the disclosure under this Item 4.01 and has been requested to furnish a letter stating whether or not it agrees with the foregoing statements. Such letter is attached as an Exhibit to this Form 8-K/A.

Item 9.01. Financial Statements and Exhibits

Exhibit 16	Letter of BDO Dunwoody LLP, dated July 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 17, 2006

GILDER ENTERPRISES, INC.

By:	/s/ Al Kraus
Al Kraus, President and Chief Executive Officer

EXHIBIT INDEX

No.	Description

Exhibit 16	Letter of BDO Dunwoody LLP, dated July 14, 2006.